EXHIBIT 10.37


                           IVP TECHNOLOGY CORPORATION




                                          July 31, 2001


Buford Industries Inc.,
Drake Chambers,
Road Town, Tortola,
British Virgin Islands
3321

                        DELIVERED BY FAX AND CANADA POST

Dear Sirs:

      RE: IVP TECHNOLOGY CORPORATION ("IVP") INTERNATIONAL TECHNOLOGY MARKETING INC. ("INTERNATIONAL") SHARE EXCHANGE

      Further to our telephone conversation of today's date, I hereby confirm our corporate understanding and agreement to pay Buford Industries Inc. ("Buford") the sum of one hundred thousand American dollars (USD 100,000) in the event that the above-referenced share exchange is completed. The fee is to be paid to Buford in full and complete satisfaction for services rendered to IVP, specifically the introduction of International's management team to IVP for the purpose of effecting the share exchange. The fee will be paid in two cash installments of USD 50,000. The first installment is to be payable at closing of the share exchange and the second installment is to be paid one year thereafter.

      This letter is a confirmation only. IVP will provide such further assurance as may be appropriate or reasonably required by the management of Buford.

                                          Yours truly,

                                          IVP Technology Corporation

                                    Per:  /S/ JOHN TRAINOR
                                          ------------------------
                                          John Trainor, Secretary


JT/rmr





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